Exhibit 99.2

Filed by Pioneer Merger Corp.
Pursuant to Rule 425 under the Securities Act of 1933, as
amended, and deemed filed pursuant to Rule 14a-12 under
the Securities Exchange Act of 1934, as amended

Subject Company: Acorns Grow Incorporated

Commission File No.: 001-39867

Acorns Analyst Day Presentation Webcast Transcript
September 15, 2021

C O R P O R A T E P A R T I C I P A N T S

Jay Li, Head of Finance and Investor Relations, Acorns

Noah Kerner, Chief Executive Officer, Acorns

James Moorhead, Chief Marketing Officer, Acorns

Manning Field, Chief Business Officer and Chief Executive Officer, Acorns Securities

Rich Sullivan, Chief Financial Officer, Acorns Securities

P R E S E N T A T I O N

Jay Li

Good afternoon, everyone. I’m Jay Li, Acorns’ Head of Finance and Investor Relations and welcome to Acorns’ Analyst Day presentation. Thank you for joining us today. We are delighted to have the opportunity to share our story with you.

Before we kick off today’s presentation, as a reminder, the information discussed today is qualified in its entirety by the Form 8-K that has been filed today by Pioneer Merger Corp and may be accessed on the SEC’s website at www.sec.gov, including the exhibits thereto.

During this call, we will be referring to an Analyst Day Presentation, which can be found on the Investor Relations section of Acorns’ websites, as well as the SEC’s website.

Please review the disclaimers included therein and refer to that as a guide for today’s call. Statements made during this call that are not statements of historical fact constitute forward-looking statements and are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from those contemplated in these forward-looking statements.

Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. For more information, please refer to the risks, uncertainties and other factors discussed in the related SEC filings.

All cautionary statements that we make during this call are applicable to any forward-looking statements that we make whenever they appear. You should carefully consider the risks, uncertainties and other factors discussed in the related SEC filings.

Slide 4 is an agenda of today’s program. We’ll begin with Acorns Chief Executive Officer Noah Kerner, who will present an overview of Acorns and the vast opportunity we see in the market. Next, Acorns Chief Marketing Officer James Moorhead will dive into Acorns’ brand and marketing strategy. We’ll have a short stretch break after James’ remarks. After that, Acorns Chief Business Officer, Manning Field, will present our Growth Strategy in detail. And next, Acorns Chief Financial Officer Rich Sullivan will walk through a Financial Overview and Acorns’ Long-Term Value Creation plan.

Now, I’ll turn it over to Noah.

Noah Kerner

Thank you, Jay, and thank you everyone for joining us virtually this afternoon. Today is an important milestone in Acorns’ transition from a private to a public company.

For some background, Acorns entered into a business combination agreement with Pioneer Merger Corp., a SPAC, on May 26, 2021. The transaction is expected to give Acorns a pro forma fully-diluted equity value of approximately $2.2 billion.

While we always aspired to go public, the urgency of Acorns’ mission – to help everyday Americans responsibly save and invest for the long term – became even more apparent during the pandemic. Not long after COVID hit the U.S., we watched investors get swept up in get-rich-quick schemes and the meme-stock boom.

It was clearer than ever that more Americans need the tools of responsible wealth-making, which Acorns provides. Our transaction with Pioneer provided Acorns with a strong partner at a critical time.

Acorns’ expected listing on the NASDAQ will be a catalyst, accelerating our ability to expand our reach, round out the financial wellness system we’re building, and work to change the long-term financial trajectory of millions of everyday people

The Acorns story has resonated deeply with the investment community. Acorns secured PIPE investments from top-tier investors, including Wellington, TPG, and funds and accounts managed by BlackRock. Upon listing, we are expected to have over $450 million in cash to fuel Acorns’ organic and inorganic growth, execute our strategy and expand globally.

We are thrilled to be taking this exciting next step in Acorns’ history. Going public means more opportunity ahead for everyday consumers, and it means a partnership between Acorns and long-term investors to create a future where we all do good in the world and do well together.

Acorns was built with one guiding purpose: to look after the financial wellness of everyday consumers, organizing their financial lives to benefit from the power of compounding, diversification, sound advice, transparency, and a long-term view.

Slide 7 is an overview of Acorns’ investment highlights. First, we believe we are the largest subscription service in U.S. consumer finance today. As we’ll discuss more later, Acorns pioneered subscription pricing in the investment space to provide transparency, simplicity and predictability for all customers.

We have 4.3 million subscribers that drive our attractive, recurring-revenue subscription model. And our subscribers are sticky. Acorns retains a remarkable 99% of our subscribers each month. For our third quarter that ended June 30, 2021, we grew revenue 79% year-over-year.

Second, we are a highly visible brand that our subscribers love and trust. Our product, brand and philosophy are aligned around financial wellness, with a focus on long-term saving and investing.

We know it’s resonating because our net promoter score is in the 93rd percentile of financial services companies’. Our Chief Marketing Officer, James Moorhead, will speak to this in detail later this afternoon.

Third, we believe we are well positioned to address the unmet needs of the largest consumer market in the world: everyday consumers – including 222 million everyday Americans who make under $100,000 a year according to the 2020 U.S. Census.

Fourth, Acorns is supported by a full-stack, scalable infrastructure that enables us to achieve gross margin rates currently above 80% and gives us significant operating leverage. It also makes us nimble and flexible as we innovate on future products. We have an experienced leadership team with deep financial, tech, product and marketing expertise.

And finally, as a result of the value we provide subscribers and their trust in us, we believe Acorns has significant consumer, wallet, and ARPU expansion potential as we execute our product roadmap and work to deliver a complete money management solution for everyday individuals and families.

Our Chief Business Officer Manning Field will speak in-depth today about our growth strategy. These are some of the key takeaways from our presentation today. But to fully understand Acorns and our story, it’s important to know that while we are a growth company, we are not a grow-at-all-costs company.

We are a company guided by our mission and the best interests of our customers. We recognize that we are only here because of the trust and loyalty of our customers.

To that end, as we have announced previously, we intend to introduce a loyalty program that will allow eligible subscribers to own a share of Acorns and earn more as they invite others on the path toward financial wellness. I plan to gift 10% of my personal ownership to help fund this effort, and Pioneer plans to do the same. We have gotten here because of our subscribers, and we plan to keep growing together.

Throughout my career building and growing startups, my focus has always been on simplifying experiences and broadening access – Acorns does just that, by creating a world where everyone has access to tools of wealth-making.

The rise of day trading, widespread access to exotic financial tools, and meme-stocks drew a lot of new investors into the market last year. But as history has proven time and again, a diversified investment strategy and the power of compounding are the most reliable ways to build wealth.

So I want to be clear that Acorns is not a traditional brokerage or a trading platform. Instead, we provide financial wellness and encourage our customers to save and invest the long term. Our mission is to look after the financial best interests of the up-and-coming, beginning with the empowering, proud step of micro investing.

A key point of our mission is that we’re focused on everyday consumers who we call the “up-and-coming.” This term describes our belief that all people have unlimited potential. The empowering, proud step of micro-investing refers to our core service. We are focused on helping people save and invest small sums of money, consistently, over time.

For example, Acorns Round-Ups, our first feature, allows people to automatically invest spare change into diversified investment portfolios. It is the essence of our brand motto: “from tiny acorns, mighty oaks do grow.”

So let’s talk about our vision. Acorns is building what we call a financial wellness system so individuals and families will responsibly manage and grow their money over the long-term.

A system means that the products we offer today, and the ones we’ll build in the future, work seamlessly together to help our subscribers achieve financial wellness.

We plan to scale rapidly to provide more products and subscription tiers that allow people to grow their wealth and enhance financial wellness for themselves and their families.

Our team is totally committed to our mission and vision. Our accomplishments to date, and our plans to strategically expand our impact, would not be possible without our nearly 350 dedicated team members, including what we believe to be a best-in-class management team that you see here on slide 9.

We’re proud to be attracting exceptional talent and building a deep bench, with complementary expertise and diverse skills. Most recently, Acorns welcomed David Hijirida as our President. David was director of global payments at Amazon and CEO of the neobank Simple.

We also recently welcomed Rich Sullivan as Chief Financial Officer. Rich was VP of finance at Twitter. And you’ll be hearing from Rich later today.

All this is to say, we have terrific talent in place to support our ambitions – including reaching 10 million subscribers by 2025, and building a multigenerational company that delivers the tools of wealth-building to more and more everyday consumers around the globe.

So who is our customer? Slide 10 is a snapshot of Acorns’ subscriber base. Our subscribers have a median household income of $50,000 to $75,000. Their average age is 34 and they’re geographically diverse across the U.S., as we have penetrated just about every market.

Notably, over 60% of our customers are first-time investors. Half are parents, and that’s why we have subscription tiers for both individual and families. The addressable market we serve is massive and extremely left out by the financial services industry today.

As of 2020, there were 222 million everyday Americans with income under $100,000 a year. With our 4.3 million subscribers, we reach just 2% of the American addressable market today. But long-standing economic inequalities in the United States and the lack of easy-to-use savings and investment tools have created significant opportunity for Acorns.

As of 2020, those everyday Americans spent on average $490 a year for financial services, including investing fees, banking fees, credit card fees and interest, excluding mortgage debt. This equates to over $100 billion of addressable revenue opportunity for Acorns.

It’s easy to underappreciate the reality of these 222 million everyday Americans, and the barriers they face to financial wellness. But the statistics are staggering. 99% of Americans don’t get professional financial advice. 45% of Americans do not invest in the stock market. 40% of Americans have less than $400 in emergency savings.

56% of Americans fail a basic financial literacy test. 53% of American parents have no savings or investments for their kids. And 73% of Americans will die with debt. It is clear that the needs of everyday Americans have not been met.

Slide 12 shows our subscriber growth trajectory. Acorns pioneered the subscription model in consumer financial services, and we have delivered accelerating subscriber growth. It took us 12 quarters to get to our first 1 million customers; and it took us just 3 quarters to grow from 3 million to 4 million subscribers. Our goal is to reach 10 million paying subscribers by 2025.

We believe that Acorns can achieve our subscriber growth goal in the U.S. alone, even though you’ll hear from us throughout the day today that we have global ambitions. As we build out our product offering, we will continue to ensure that our features and tiers tie back to our core focus: long term saving and investing for everyday consumers

So what does our strategy and offering look like? Acorns serves two core audiences: the first is the individual, and the second is the family. In the Personal line, today we have a $1 per month product and a $3 per month product. In the future, we’re going to be launching a $10 per month personal product that holistically manages money for everyday Americans.

We’re going to mention holistic money management a lot today. What we mean is that we are expanding Acorns into every important area of our subscriber’s financial lives to deliver financial wellness and peace of mind.

Our $10 tier will make sure that our subscriber is allocating money appropriately between emergency savings, long term investments, retirement savings, debt payments, expenses, and cash to spend. Most everyday consumers don’t want to deal with the headache of money management.

The same goes for our Family line, which is all about ensuring parents are planning not just for their own financial needs, but also for their kids’ financial futures. Today, we have a $5 investing system for the Family, anchored by our Acorns Early product. And we’re actively building a $15 holistic money management system for Families that will launch in the future.

Overall, as subscribers tier up, the experience adds products, benefits, add-ons, and smarts, and Acorns has the ability to drive transactional revenue as customers use certain products in the different tiers.

Our subscription model is unique in our industry. The reason a subscription model works well for our customers is that it provides clarity, transparency and predictability, building the trust we know is critical for a long term relationship. It also, of course, provides a dependable and durable base for our business.

Slide 14 outlines the products in our current offering. For Acorns Lite at $1 a month, you access an Acorns Invest portfolio, fueled by Round-Ups or automated Recurring Investments. You also access educational content powered by Acorns and CNBC, and when you shop with one of our 15,000 retail partners’ stores, they contribute bonus investments to your diversified portfolio through Acorns Earn.

Next, we have a $3/month tier, Acorns Personal. This is where the full Wellness System really starts to come to life. In addition to the features included in Acorns Lite, you get: Acorns Later, a retirement planning account; Acorns Checking, a full checking account and debit card that invests in you; and Smart Deposit, which takes your paycheck and automatically makes allocations among your investment accounts

And we have a $5 Family tier today. This is our most popular tier with new subscribers. It includes the Acorns Personal products that I mentioned, plus Acorns Early, our kids’ investment account, family financial literacy, family rewards, and a gifting feature so that extended family members can also contribute to the kids’ investment account.

Each tier offers a bundle of products that unlock saving and investing benefits and delivers increased customer value. The bundles were developed and validated with the input of consumer research.

As subscribers tier up, there are more products and more benefits. And we know from our subscriber retention and premium tier upgrade trends that as we build more capabilities into the Acorns system, our subscribers take advantage of them.

Historically, subscribers have naturally migrated into premium tiers as Acorns has introduced them. The chart on the left shows that before 2018, Acorns was only a $1/month product. Then we launched a $2 per month tier that included our retirement account feature, Acorns Later.

We’ve scaled up our subscription tiers rapidly in the years since then, launching our $3 tier in 2019, then our $5 tier in 2020. You can imagine how we plan to effectively launch our $10 and $15 tiers on this trajectory.

We did two additional important things in 2020 that have been transformative for our business and set us up for the future. In July 2020, we overhauled our new customer registration funnel so that customers can subscribe to any tier at the moment of sign up.

Since then, 75% of all new customers sign up directly into our premium $3 or $5 tiers. And secondly, for the first time ever, we migrated customers from one tier to another – in this case, from the $2 tier into the $3 tier.

We believe the tier migration was successful for two reasons: first, because our subscribers understand the added benefits they get in the $3 tier, and second, because we allowed our $2 customers to remain at $2 if they needed to for economic hardship reasons. Most customers chose to migrate.

Our proven track record gives us confidence in taking a similar step. This month, Acorns has begun migrating our $1 tier subscribers into the $3 tier – one that delivers enhanced value and better serves them.

Legacy $1 tier subscribers will have an option to remain at the $1 tier. If existing customers in any one of our tiers need to in the future, they can downgrade to the $1 tier through what will be the Acorns Assist program.

We believe that in hardship cases, subscribers should be able to continue with that $1 level of service. But just like in our $2 tier migration, we expect that the majority of current $1 tier subscribers will roll into the $3 tier, and with that begin to experience the more complete value of our Financial Wellness System.

As you can see on the right side of slide 15, 50% of the subscribers in our $5/month family tier today originally subscribed to Acorns at a lower tier and upgraded for more benefits. 45% of our current $3/month tier did the same.

The rest comes from new customers acquired directly into those tiers. So we’ve been very successful at both encouraging our customers to organically migrate into premium tiers, and also at acquiring new customers directly into them.

The left side of slide 16 is a key proof point. This chart shows our new customer mix in the month of August. About 90% of our customers today subscribe directly into premium tiers. Zooming out, our performance also shows another very powerful trend: that our subscriber retention improves as our premium tier mix grows. The more our subscribers commit to Acorns, the stickier they become.

This gives us even more confidence in our premium tier model, as well as in the migration of the $1 tier to the $3 tier.

We expect the launch of higher-tier options will drive continued upgrade activity as we build trust and support subscribers holistically, while generating significant ARPU and LTV growth for Acorns.

Diving deeper into retention, our business model drives strong, predictable retention. Expansion into premium tiers strengthens it. In short, we have sticky customers getting stickier as they tier up within our system.

We are currently operating at nearly 99% monthly retention. After the first 12 months, we retain nearly 80% of our subscribers for the next 5 years. And of the subscribers who do leave, 30% boomerang back to Acorns within the next 12 months. More broadly, the sustained stickiness leads to a solid revenue retention.

Slide 18 illustrates Acorns’ revenue retention model in detail. As we have added more premium tiers, we have been able to increase our revenue retention for later cohorts. As this chart shows, our 2016 cohort revenue declined to approximately 54% of the first month revenue over the first three years before rebounding over the next two years to 78%. By contrast, our 2019 cohort had lower attrition and a faster increase in revenue.

We believe that as we continue to add additional tiers and reasons for consumers to upgrade, this should allow us to continue to improve our subscriber retention, both on number of subscribers and revenue.

I also want to mention that engagement improves as we add premium subscription tiers. Our DAU rate is twice as large at the $5 tier as it is at the $1 tier. Our average $5 tier subscriber’s balance is over three times greater than that of the subscriber balance at the $1 tier.

Now that we’ve laid the groundwork of Acorns’ mission and subscription business, I want to take some time to explain how the customer experience comes to life. The visual on Slide 19 illustrates the experience – a simple automated money manager delivering long term growth for everyday individuals and families.

This includes: A full suite of products, maximizing long term saving and investing over time, products that are easy to set up, a simple way to add and allocate money across products, an experience that continuously celebrates growth, diversification, milestones, and compounding, opportunities for our customers to earn extra money, and in the future, pay down debt, manage debt, and get insured; advice, education, and ultimately providing community; and a clear and transparent pricing model designed to form the bedrock of a trusted, long-term relationship

Slide 20 shows the customer experience in action, using the $3 Acorns Personal tier as an example. It starts on the left. Money comes into Acorns, and then gets automatically allocated across our products. You can add money in several simple ways: One-time deposits, recurring deposits, Round-Ups, paychecks and mobile checks.

The second screen shows our banking product – this is one of the places money gets allocated. It’s a full banking product that helps you save and invest while you spend with our debit card.

The third screen shows your money being nurtured and the celebration of your milestones as you move along the journey of financial wellness. And the fourth screen shows the 40-year compounding trajectory, helping subscribers visualize what their money can become over the long-term as they change their contribution levels.

This next slide shows products that are available at every tier. There’s an earning feature, where subscribers can earn bonus investments as they shop. Subscribers can also earn extra money from millions of job opportunities and side gigs.

Our education feature allows subscribers to increase their financial literacy across every area of their financial lives. And our fee negotiation product called Harvest is an AI-powered tool that enables subscribers to negotiate fees back from banks and, in the future, other types of nuisance fees.

As I mentioned before, 99% of Americans don’t have access to professional financial advice.

The Acorns experience integrates expert support into our platform. Dr. Harry Markowitz, a Nobel Prize winner and one of the leading economists who developed modern portfolio theory, helped develop the Acorns core portfolios.

They’re constructed using low-cost, high-liquidity ETFs. When a subscriber signs up for Acorns, he or she completes a suitability questionnaire, and gets an algorithmically derived recommendation for one of our five core portfolios from conservative to aggressive.

We also offer four ESG portfolios, enabling our subscribers to invest in our planet as well as their future. Acorns has leveraged research on how people make financial decisions from Nobel Prize-winning behavioral economist Richard Thaler and many other behavioral economists.

Some of our most impactful education has come in the form of interventions. As the market reacted to uncertainty in the early days of the pandemic, many customers instinctively went to pull their money out of the market.

Acorns deployed in-app messaging to educate customers about historical market trends and the implications their actions may have on their long-term futures. Finally, we offer financial literacy tools to subscribers, including custom financial literacy content that is powered by CNBC. The Acorns system responsibly uses transactional information provided by our subscribers to deliver better customer experiences.

All of our subscribers link their bank accounts to Acorns, which means that we connect to most banks in America. This information allows us to personalize investment recommendations, advice, allocations, offers, and education to help our customers make better decisions.

Underpinning all of Acorns is our proprietary full-stack investment platform. Unlike most fintechs, Acorns owns the technology platform top to bottom, from our financial wellness system, to our broker dealer and RIA, our proprietary investment platform, fractional share engine, rebalancing engine, KYC capabilities, record keeping, ledgering, and a delivery service for statements, trade confirmation and tax forms.

The value that this full-stack technology provides is two-fold. It allows us to drive high gross margins, and it also allows us to nimbly innovate on future products. We control our own destiny.

One area of innovation that we are very excited about is Custom Portfolios. I’ll reiterate now that Acorns is not a trading platform or a traditional brokerage. We are firm believers in diversification and will always encourage our subscribers to responsibly invest in diversified portfolios.

However, some of our customers want the ability to build and diversify their portfolios on their own terms. We expect our Custom Portfolios will enable them to do that with a slice of their overall investment portfolio – such as 10% – similar to the way any professional financial advisor would advise their clients. Our focus with this feature is to provide the flexibility to invest in individual companies, cryptos, etc., while ensuring subscribers maintain overall diversification and get educated in the process.

To wrap up my remarks, I want to emphasize again that everything we are building at Acorns serves our core focus: helping everyday Americans save and invest responsibly for the long-term. Our Financial Wellness System is designed to maximize saving and investing for our subscribers and enhance their overall financial wellness.

We are very excited about becoming a public company. It will accelerate our growth strategy and enable us to deliver an even more comprehensive solution to everyday consumers that need our help.

Now I’ll turn it over to our CMO James Moorhead to talk about our differentiated brand and marketing strategy.

James Moorhead

Thank you, Noah, and good afternoon everybody.

As Noah mentioned, I’m going to spend a few minutes sharing Acorns marketing strategy and how we acquire, retain and grow our subscriber base. This is a delicate balance of both art and science that helps drive the growth of our business every day. More specifically, how we build our brand (the art) and drive customer acquisition (the science).

To start I want to go a little bit deeper into the Acorns subscriber. They are the everyday American that is working hard to make ends meet for themselves and their family.

Let’s put ourselves in their shoes for a few minutes. Pictured here are photos submitted by our customers. They come from all walks of life and are navigating work, parenting, and their daily bills so they can provide the best life for their families.

Their stories are similar to the 4.3 million subscribers we have today and the 220 million everyday Americans we expect to grow with. They have a median household income between $50,000 and $75,000, and in a recent survey of our customers, 30% reported household income below $50,000.

That said 30% of our customers report income above $100,000 as our products and services serve a wide spectrum of income today. The average age is 34, and they’re widely spread across the country – rural, suburban and urban. They are 56% male and 43% female and this is important to us as we work super hard to bring everybody along, and many fintech companies skew so heavily male.

Now, who are these people at a psychological level? We’ve learned a ton about them, and we believe they are optimistic for the future. They hope for progress. They want to grow. And we believe many of them need to be careful with their money every day, and they find saving and investing to be tricky, and they really fear making mistakes.

From what our customers tell us, they’re not interested in day trading or actively managing their money themselves. They are a totally different audience than the thrill seekers or day traders. Acorns customers openly admit to us that they don’t have the expertise and they’d happily hand over their money to an expert or an algorithm. Our customers want a steady hand to help them save and invest the right way.

So now that you know a little bit more about the consumer we serve, I would like to share how we build the Acorns brand to engage these customers. And this is the “art” in how we build a differentiated brand and experience that is so critical to standing out in the sea of sameness in the financial services industry.

So we do this in three main ways. First, we have an amazing line up of brand ambassadors, from Dwayne Johnson, to JLo and Ashton Kutcher. And each of them helps us grow Acorns in different communities that we believe can benefit from our Wellness System. And we plan to continue to collaborate with them as we expand our portfolio of products and services.

The second way we build our brand is through disruptive product launches. And pictured here in the middle are two examples. The first is from our Acorns early launch where we published a children’s book and gave it to every new early customer. It served as a constant reminder to continue to save and invest for their children. And similarly, when we launched our Acorns Checking product, we made the card activation process utilizing augmented reality. Just so different that what a bank does with a traditional 800-number.

And finally, we have built a world class education platform with our partners at CNBC called Grow on acorns.com, where millions of monthly unique visitors come to learn about the value of compound interest and diversified investing. In combination with our brand building efforts is our diversified customer acquisition strategy, which is the science side of our growth strategy.

As we drive to our medium-term goal of 10 million subscribers by 2025, our customer acquisition strategy is driven by a diverse set of go to market strategies and tactics, reducing our reliance on any one operating system, channel or partner.

To start, more than half of our new accounts are driven by organic or referrals, which reduces our reliance on paid media channels overall. Across the 5 core strategies we deploy, I run a trading desk focused on optimizing for the highest LTV customers at the lowest marginal cost across our portfolio of investments.

So, let’s dig a little deeper into these five core strategies. First: Referral. We expect strong growth from our Referral program as we have made significant investments in technology to make it easier to refer. This is important because we know that referral customers are one of our highest LTV customer segments.

We plan to further accelerate this program with our innovative loyalty share give-away which will allow our eligible subscribers to earn a share of Acorns and earn more equity as they refer their friends. The second pillar of our growth strategy is ensuring that we have strong growth across all three operating systems -- iOS, Android and Web.

Our diverse operating system approach is particularly important right now given the ongoing privacy changes that are happening in the market. Across systems we maintain an aggressive funnel testing roadmap to improve conversion and reduce CAC across all channels, whether its iOS, Android or Web.

And in terms of channels, we are well diversified across all digital, social, video, programmatic and affiliate channels, giving us the flexibility to flow dollars to the lowest marginal cost, highest LTV customer especially as things continue to change in the media environment and targeting capabilities. So, of course though, the success of a referral and organic business continues to decrease our reliance on paid media channels overall.

Our 4th pillar is influencers and brand ambassadors. And we have a strong portfolio of micro and macro influencers that tap cultural trends across channels. We recently partnered with Farres Quadri, pictured here, a fintech influencer with almost 2 million followers on TikTok. A strong pipeline of these influencers is foundational to staying relevant and breaking through the clutter in paid media.

And speaking of breaking through the clutter, the last pillar is disruption. And we have built strong partnerships that help our brand breakthrough in non-traditional spaces. For example, with Cricket Wireless, we have in-store promotional presence across 4,500 Cricket stores today and our app is being pre-downloaded on new Cricket customer Android phones.

With our Chevron partnership, we have been featured at the gas pump across more than 5,000 stations. These partnerships help Acorns drive awareness and conversion in new places.

We also have a killer in-house PR team that helps us drive earned media coverage with creative ideas like our “Corona Babies” program featured here.

When we saw everyday Americans experiencing deep financial hardship during the pandemic, we saw an opportunity to comfort new parents during this time and announced that we would give Acorns family free to babies born during the pandemic. We are proud of our ability to step in when everyday Americans really need us the most.

And at the same time, it's creative ideas like these that breakthrough and receive a massive amount of earned press, driving word of mouth growth. Our track record and ability to combine the art and science of marketing is a core competency and advantage for Acorns.

And once we acquire these customers they are happy and stick with us. Our app is rated 4.7 stars and has over 777,000 reviews in the app store. Given the fact that 55% of our subscribers come from referral and organic, our ratings are incredibly important.

Take another step back, and imagine you’re making $50K a year and trying to pick an app to help you manage your financial wellbeing – a daunting task. And ratings and reviews are critically important in those situations. Similarly, our Net Promoter Score is 62 and the 93rd percentile of financial services companies. This is another signal that we have built a brand that people trust, love and recommend.

Finally, when we ask our subscribers, 68% validate that we are looking out for their best financial interests. 66% of subscribers agree that we are helping them feel more hopeful about their future, and 62% believe that Acorns increased their financial confidence. While we are proud of these results, our work is not done in helping our customers towards a brighter future and a better customer experience.

As I wrap up my remarks, I want to reiterate that we believe that through building a differentiated product and brand we will continue to accelerate our growth and our mission so that individuals and families can responsibly manage and grow their money over the long term.

And now, at this time, we’re going to take a 3-minute break where we will entertain you with some of our latest commercials, customer testimonials, and messages from our investors. When we return, our Chief Business Officer, Manning Field, will dive further into our Growth Strategy.

Thank you very much for your time and I hope you enjoy the break.

Manning Field

As James shared, subscriber growth is critical, and I am going to spend the next few minutes talking through our broader growth strategy.

You’ll hear me reference the financial plan several times, and Rich will go through that in detail after my section. As we look at the broader growth strategy, think of this visual as a high-level representation of that strategy. When we zoom out, we believe there is a huge greenfield opportunity for Acorns to grow beyond what’s in the plan we’ve published to date.

This slide is going to be a table of contents for the walk that I take you through to explain our growth strategy over the next few minutes. On the left here, you can see, everything starts with our loyal existing subscriber base, which is already larger than great companies like Peloton.

Noah discussed our retention numbers, and this is a source of significant business value and proof of our subscribers’ loyalty. Those revenue retention number improvements Noah discussed on Slide 18 are driven in large part by the value our stable, loyal base of subscribers find when they upgrade to premium tiers when Acorns launches them. We anticipate upturns fueled by the introduction of new premium tiers with new products and benefits bundled for both individuals and families.

We believe that this upgrade dynamic, along with the existing subscriber base and most of those new subscribers coming into one of our premium tiers, will drive the majority of the projected growth predicted within our current financial plan.

However, this is just a small part of this opportunity, and I will spend the rest of my time talking about what else we have cooking. For example, adding those $10 and $15 tiers Noah mentioned tremendous growth opportunities on the ARPU side by taking on more of our subscriber’s financial relationship, allowing us to continue to grow and scale.

We plan to add new products and new value within a given tier that will keep those subscribers sticky, as well as provide transactional revenue opportunities beyond just pure subscription revenue. We believe this enables Acorns to grow revenue and ultimately seize the family opportunity.

We believe the metaphor of the acorn growing into the mighty oak is a global idea that crosses all cultural, language and geographic barriers. We will likely do that via M&A and in a few minutes I will touch on the M&A strategy in more detail.

Jumping right in, we believe the best way to demonstrate our growth potential is here on this illustrative ARPU walk. First let’s talk about why subscription ARPU is not the ceiling for growth, but it’s actually the stable foundation to grow revenue on the transactional side as we deepen the relationship with the subscriber.

Because of our retention strength, most subscribers don’t leave us, and as we expand our product offering and tiers, we have demonstrated our ability to drive upgrades and more transactional revenue.

Looking forward, we believe that we will continue to have upgrade success and more transactional revenue will grow. In this walk, subscription ARPU is defined as tiers and add-ons. This represents about half of this opportunity.

Subscription is not a constraint on ARPU, and it is a real benefit on LTV. Rich will cover that more in his section. The items on this page maps to our subscribers needs and are backed up by our research. We are actively working on all of these, but few of them are in our financial forecast.

As we said, the $30 ARPU on this page and the 2023 calendar year approximate target of $45 ARPU is primarily a reflection of our current premium tier upgrade and new subscriber trends. Everything else on this page is incremental ARPU upside. We have new subscription tiers, add-ons and transactional revenue opportunities that allow us to capture more of our subscribers' financial needs.

While the $140 ARPU on this slide is illustrative of long-term potential ARPU, we believe that this target is achievable as we deliver these solutions.

I am about to share our top-tiers for our wellness system. We expect to price this at $10 for the Individual level, and I will talk about Family in a moment. This here is simple and holistic personal money management, so everyday individuals can responsibly manage, nurture and grow their money.

When a subscriber puts money into acorns, our product allocates that money into all of these destinations and determines the correct amount of money to put into these destinations.

All based on what we know about that subscriber, their situation and their goals.

This allows us to deliver on our core purpose of saving and investing and take on the challenge of managing debt that many Americans face today. In our plan, the $10 tier is currently slated to launch in later 2023, but the team is already developing this premium tier today.

Expanding past the $10 tier, building on the strong marketplace momentum of last year’s launch of the $5 tier, we are also developing a holistic money management solution for the entire household. Early, our UGMA for kids launched last summer and has had over 10% of our subscribers upgrade or select this tier at the moment of acquisition.

We have lots of confidence in this $15 tier as most of our new customers are already selecting the available $5 option, and the retention profile of subscribers in the $5 tier is the most favorable in the portfolio.

As Noah said, we believe this is a very large opportunity. This tier will allow us to deepen the relationship by introducing an offering that helps parents manage their money and develop good financial habits for their kids from birth. It will have banking, investments, and allowance features all deeply supported by education.

53% of American parents don’t have any savings for their kids and over 50% of Acorns subscribers are already parents. Managing the household’s money over the long term will help drive growth, improve retention, ultimately delivering our cradle to grave strategy.

We’ve completed 3 M&A deals to date. Earlier this year, we acquired Harvest and Pillar. A big part of why we’re going public is to maintain this momentum. To that end, we continuously talk to consumer fintechs of all sizes and explore opportunities for potential business combinations.

Our M&A strategy is focused on accelerating the rollout of premium tiers, adding products to drive ARPU, and ultimately expanding our geographic reach.

We want to create an environment where entrepreneurs and founders can thrive within a company that can accelerate their vision. One of the benefits of having all these linked bank accounts is that we understand our subscribers' financial relationships. While there is intensity in market competition, we clearly know the greenfield opportunity to take on more of our subscribers' financial relationships.

Fintech competitors listed here have de minimis overlap with our subscribers. Almost all the subscriber growth volume will be sourced from the incumbents.

So, as you can see, we are just scratching the surface of what our growth potential could be, and we believe executing the strategy will lead to meaningful growth over the long term.

I now hand it off to my partner, Rich, who will take you through the financial model.

Rich Sullivan

Thanks, Manning.

Much like the way we instruct our customers on their path to financial wellness, we operate Acorns consistent with these same values: Focusing on smart investing, disciplined spending, and long-term value creation, we believe with our unique business model that we are well positioned to win in this space, and excited about the market opportunity ahead of us and our shareholders.

So let’s get into some numbers. At Acorns, we look at several of key metrics to measure our success.

First: Monetization and ARPU expansion. We are currently operating at a $28 Annualized Average Revenue Per User, ARPU expansion is a key to our strategy. Adding premium tiers has allowed us to see meaningfully improvement in this number. Between 2020 and 2022, we expect to see a 40% CAGR of ARPU.

Second: Subscriber Growth. We are focused on growing and retaining our subscriber base we have 4.3M subscribers through the end of June, almost double our user base since June of 2019. Our goal is to attain 10 million subscribers by the end of 2025

Subscriber retention is equally important to growth. At the end of June, our subscriber retention was 85% on an LTM basis.

Increased monetization combined with subscriber growth allows us to create meaningful performance improvements.

In June we saw $120 million of Annualized Run-rate Revenue, and between 2019 – 2023, we expect to see a revenue CAGR of about 60%.

Lastly, profitability. One, investments in our own tech stack; Two, increasing efficiency and scale, and; Three, cost discipline, has delivered gross margins of over 80% for the business.

This is an improvement from an already strong gross margin …which was over 70% in prior two years. This trend demonstrates the potential for a very profitable and scalable business.

A big driver of this improved profitability is the increased customer adoption of our premium product. Several years ago nearly, 100% of our customers were on our platform at a “one-size” fits all $1 tier. Since that time, we have introduced premium offerings for both family and individuals. The migration away from the entry level product has been the key driver to our recent ARPU expansion. Today, 44% of our subscribers are in a premium product. We expect that over the next year that only about 20% will be using our legacy $1.

Turning to our most recent Quarterly results through June.

Our premium tiers offerings had a clear impact on ARPU, where we saw a 34% improvement on a year over year basis. We closed out the quarter at 4.3 million subscribers, sequentially adding 300K subs since March and over 1 million subs on a year-over-year basis.

The compounded effect of improved ARPU and subscriber growth led to meaningful revenue growth. In the quarter, we delivered $29 million of revenue, our highest revenue quarter as a company, and 79% year-over-year growth. These strong quarterly results demonstrate the strength and predictability of our subscription model.

Today we generate over 80% of our revenue from subscriptions. We really like the subscription revenue. It is high quality—recurring as well as transparent to our customers. With an approximately 85% retention rate of subscribers the predictability allows us to be more effectively at managing and allocating resources. So the subscription model will continue to be our focus. It’s the pricing model our customers prefer, and we think there is significant upside.

However, we are also focused on Transactional Revenue.

When subscribers shop at our partner brands, use their debit card, or use our AI tools to negotiate down their bank fees, we generate revenue in addition to their recurring subscription. Today we are seeing between 15%-20% of our current revenue coming from Transactional Revenue. As Manning illustrated, we have several products in the pipeline to improve revenue and potentially impact revenue mix in a meaningful way. Many of these products we have not yet been factored into our forecast but would be upside to the meaningful growth we are expecting from subscription.

As we look at the drivers of our revenue model one area of strength has clearly been our subscriber adoption of new premium tiers. This chart looks specifically at our premium tier adoption by new customers over the last several years.

Since 2019 we have seen a meaningful shift from 87% of our new subscribers at $1 tier to 79% of our new customers in fiscal 2021, expected to select our premium offering.

We did this in two ways: One: Funnel optimization—we overhauled our new customer registration funnel to allow customers to subscribe to any tier at the point of sign up—this resulted in people selecting into the higher tiered products. Prior to this change subscribers entered at $1 and then had to upgrade

Two: the introduction of the $5 family tier. Family is an important space for us.

We expect to see more and more of our customers moving into premium tiers over time, especially as we roll out both the $10 and $15 dollar tier.

Increasing subscriber adoption into premium priced product is a key driver for many things, including revenue growth, ARPU expansion, increasing LTV, and profitability as we scale.

When we look at the benefits of this ARPU expansion, it creates meaningful growth, especially when coupled with anticipated subscriber growth. On the left, you can see annualized ARPU for 2019 and 2020 and expected performance through 2023. Between 2021 and 2022 we expect to see a meaningful jump – going from $27 to over $40.

Again, this is being driven by the impact of our improved funnel registration, the introduction of the $5 family product – which is now the most popular tier of our new customers – and the continued trend of our customers migrating away from the $1 tier.

In 2023, we see an additional $4-$5 increase driven by the continued penetration of our premium tiers, growth of our transactional revenue, and the introduction of the $10 tier in the latter half of 2023. As you can see to the right, this has a meaningful impact in our ability to deliver top line revenue.

In fiscal 2019, we delivered $40 million in revenue. We expect to end fiscal 2021 at $107 million in revenue. And we expect to end Fiscal 2023 at $280 million– a CAGR of 63% over that time frame.

It is important to note that these numbers are in fiscal year, as we will be reporting on a September year end going forward. They will look slightly different from our previous view, which showed our performance on a calendar year basis. For the avoidance of doubt, these revenue numbers are in line with that calendar view and our long term revenue targets on a calendar basis remain the same.

As we talked about earlier, in addition to ARPU expansion, another big part of our future growth is our ability to grow subscribers.

We expect that by the end of the fiscal year we will be at approximately 4.4 million subscribers. This will be the second year in a row where we have added a million new customers.

Going forward, we have an opportunity for sustainable and meaningful subscriber growth.This will be driven by continued product innovation, our strong referral programs and by effective and efficient targeting through paid channels. Our goal is to reach 10 million subscribers by 2025—it’s ambitious but attainable.

However, we are also going to be thoughtful in our approach, especially in the short term.

As many of you know, there have been recent external factors that have impacted effectiveness of some of our customer acquisition channels, especially on iOS. As James laid out, we have multiple channels to target customers giving us an opportunity to be strategic and disciplined.

As we move forward, we plan to continue to invest in subscriber growth when and where we think it is appropriate, but also pull back on these channels when we do not think it’s in the economic best interest of the company.

As a result, we are not going to guide to specific short-term subscribers targets on our path to 10 million.

We believe this allows us to manage the business more effectively, maintain maximum flexibility in our approach to subscriber growth, on a month-over-month or even a day-by-day basis, and remain disciplined as market conditions evolve.

As Noah said we are a Growth company and not a grow at all cost company, which means we will have a disciplined approach to growth, and how much we spend to achieve it.

When we talk about a disciplined approach we are really focused on the expected value of a customer, reflected on this chart as Life Time Value (LTV), versus the cost to acquire a new subscriber or “CAC”. The expected ARPU expansion we talked about earlier also results in significant LTV improvement, represented here in the green bars.

With more subscribers joining premium tiers, our new subscriber LTV grew from $73 in fiscal 2020 to an expected $150 in 2021 – more than double.

As the penetration of family tier continues, and we see the benefit of the $10 tier, we expect to see this number increase to an LTV of $250 in 2023.

It’s also important to note that with the product features and the new tools that Manning laid out on our future roadmap, such as add-on’s, banking features, lending, we have the opportunity to significantly improve on this number, increasing it by 2-3 times. As our ability to monetize improves, so does our customers’ LTVs, and so does our ability to spend more to acquire customers.

We believe this is another benefit of the subscription model and high retention rates. We believe we have a really good sense of what customers are worth to us in the long term, so we also believe we know how much we should spend to acquire them.

A good rule of thumb for us will be to target LTV to CAC at about 3.0 - 3.5 times. This will fluctuate over time depending on a number of internal and external factors, but as long as we are executing this LTV to CAC range, we feel good about the economic return. Over time, we expect that with scale we will bring our customer acquisition cost down relative to both top line and LTV.

What allows us to make these meaningful investments in growth is the profitability we are generating on a gross margin basis. As Noah discussed before, we own and operate our full-stack scalable technology platform, which gives us a competitive advantage and strong operating leverage. The cost to onboard our subscribers, banking and processing fees, and infrastructure costs make up the majority of these costs contributing to gross margin.

Looking at the far left, we were operating with gross margins in the mid-70’s in both 2019 and 2020. And as we continue to see the subscribers on premium tiers increase, so too has our gross margin. We expect that over 80% of our customers will be in a premium tier by 2022, resulting in a gross margin over 85%. This level of gross profit gives the company a lot of flexibility and the opportunity to aggressively invest in our growth, while also focusing on profit generation.

Today with our scale and revenue growth, coupled with our technology advantage and cost discipline, we are on a path to profitability.

Illustrated on this slide we show total operating expense as a percentage of revenue. Expenses are adjusted for non-cash items including such as amortization for in-kind marketing services, stock-based compensation, and acquisition-related charges. As I mentioned earlier, we are a growth company, and we will continue to invest in this growth for the foreseeable future. Sales and marketing and more specifically paid channels to acquire subscribers is a place we will continue to spend and will be a meaningful cost item for us in the future.

It is worth noting that if we weren’t leaning into marketing for customer acquisition today, we would be profitable on an adjusted EBITDA basis.

We are also investing in our product innovation. This is the main driver of the total expense excluding sales and marketing.

We believe these are the right investments to be making at this time. However, we believe we are on a path to achieve meaningful economies of scale, even with significant investment over the next several years, we expect to be on a path to breakeven on an adjusted EBITDA basis as we move through 2023 and into 2024.

Overall we are on a good path toward profitability without sacrificing investment or growth, and with the scale we can strike the right balance between profits and top line growth.

Before I conclude, I’d like to spend a few minutes on capital allocation.

Upon completion of the transaction with Pioneer, we expect to have cash balance of over $450 million. This will give us significant capital flexibility and put us in a good position to further invest in our business.

We will use these proceeds in several areas: One—continue to spend on product innovation. It's the most important use of capital as we build out our financial wellness platform. Two— we will continue to achieve scale by investing in subscriber growth on our path to 10 million. And lastly, we expect to pursue a disciplined acquisition strategy to target deals that accelerate the roadmap of our premium tiers, add products and benefits to ARPU growth, and expand our geographic footprint.

With that, let me turn it back over to Noah for a few closing remarks.

Noah Kerner

Thank you for joining us today and listening to our story. It’s a story about possibility and hope for so many people. It’s a story about tiny acorns growing into mighty oaks - not just as a metaphor for our subscribers but also for what this great company is meant to become. We look forward to taking this journey of financial wellness together.